AMENDMENT NUMBER TWO
TO THE
GOODRICH CORPORATION 2001 EQUITY COMPENSATION PLAN
(Effective April 17, 2001)
(As Amended and Restated April 2005)
          THIS AMENDMENT is made this 20th day of February, 2007, by Goodrich Corporation (hereinafter referred to as the “Company”);
WITNESSETH
          WHEREAS, the Company maintains the Goodrich Corporation 2001 Equity Compensation Plan (Effective April 17, 2001 and as amended and restated April 2005) (hereinafter referred to as the “Plan”); and
          WHEREAS, pursuant to Section 28 of the Plan, the Board of Directors of the Company has maintained the right to amend the Plan from time to time; and
          WHEREAS, the Board of Directors of the Company has taken action authorizing this Amendment to the Plan; and
          NOW, THEREFORE, effective February 20, 2007, Section 17 of the Plan is hereby deleted and the following inserted in lieu thereof:
     17. Corporate Reorganization.
     In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code) or any partial or complete liquidation of the Company, (a “Corporate Reorganization), the Committee or the Board shall be required to make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under this Plan and the maximum limitation on the number of awards that may be granted to any participant, in the number, kind and option price of shares subject to outstanding stock options and stock appreciation rights, in the number and kind of shares subject to other outstanding awards granted under this Plan and/or such other equitable substitution or adjustments to equalize the value and prevent dilution or enlargement of the rights of participants in any form or manner of substitution or adjustment as it, in good faith, may determine, in its sole discretion, to be equitable under the circumstances; provided, however, that the number of shares subject to any award shall always be a whole number.
          IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed as of the day and year first above written.

GOODRICH CORPORATION
By:
Title:

2